Fifth Third Reports Third Quarter 2023 Diluted Earnings Per Share of $0.91
Grew deposits and continued to improve liquidity and capital; maintained strong credit quality
Raised quarterly common stock dividend 2 cents, or 6%, to $0.35 per share
Reported results included a negative $0.01 impact from a certain item on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	3Q23	2Q23	3Q22
         Stability:
•Average deposits increased 3% and period-end deposits increased 2% compared to 2Q23; period-end deposits increased 4% compared to 3Q22
•Achieved full Category I LCR compliance during the quarter and at quarter-end
•CET1 capital increased 31 bps sequentially reflecting strong earnings power and balance sheet optimization efforts
•Strong credit quality metrics; 30-89 day early stage delinquencies of 0.26%, and NPA ratio of 0.51%, both improved compared to 2Q23
•ACL of 2.11%, an increase of 3 bps from 2Q23, primarily reflecting a change in macroeconomic forecast
    Profitability:
     Compared to 2Q23
•Revenue decreased 1%, PPNR(a) increased 1%, and net income increased 10%
•Efficiency ratio(a) of 55% improved 120 bps
•Adjusted ROTCE ex. AOCI(a) of 15.9% increased 50 basis points
    Growth:
•Generated consumer household growth of 2.3% compared to 3Q22
•Continued to add new quality commercial relationships

Income Statement Data
Net income available to common shareholders	$623	$562	$631
Net interest income (U.S. GAAP)	1,438	1,457	1,498
Net interest income (FTE)(a)	1,445	1,463	1,502
Noninterest income	715	726	672
Noninterest expense	1,188	1,231	1,167

Per Share Data
Earnings per share, basic	$0.91	$0.82	$0.91
Earnings per share, diluted	0.91	0.82	0.91
Book value per share	21.19	23.05	21.30
Tangible book value per share(a)	13.76	15.61	13.87

Balance Sheet & Credit Quality
Average portfolio loans and leases	$121,630	$123,327	$119,644
Average deposits	165,644	160,857	159,469
Accumulated other comprehensive loss	(6,839)	(5,166)	(5,306)
Net charge-off ratio(b)	0.41%	0.29%	0.21%
Nonperforming asset ratio(c)	0.51	0.54	0.46

Financial Ratios
Return on average assets	1.26%	1.17%	1.25%
Return on average common equity	16.3	13.9	14.9
Return on average tangible common equity(a)	24.7	20.5	21.9
CET1 capital(d)(e)	9.80	9.49	9.14
Net interest margin(a)	2.98	3.10	3.22
Efficiency(a)	55.0	56.2	53.7

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third President and CEO:
Our third quarter results were once again strong, as we have continued to navigate the challenging environment well. Our key return and profitability metrics remained resilient despite the market-related headwinds that all banks are facing. We generated strong fee growth compared to the year-ago quarter while maintaining expense discipline. Our credit metrics remained strong, with net charge-offs for the quarter in-line with our expectations. Additionally, early-stage delinquencies and nonperforming loans improved sequentially, reflecting our disciplined approach to client selection.

We reduced our risk-weighted assets and accreted over 30 basis points of CET1 capital. We generated strong deposit outcomes, growing average deposits 4% compared to the year-ago quarter while the industry continued to shrink. As a result, we achieved our goal of full LCR compliance for the quarter.

We continue to prudently invest in this environment, adding net new households in consumer and new quality middle market relationships in commercial. While the economic and regulatory environments remain uncertain, Fifth Third has spent nearly a decade focused on positioning the bank to outperform peers through the cycle. We will continue to follow our guiding principles of stability, profitability, and growth – in that order.

Investor contact: Chris Doll (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 October 19, 2023

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	September	June	September
	2023	2023	2022	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,445	$1,463	$1,502	(1)%	(4)%
Provision for credit losses	119	177	158	(33)%	(25)%
Noninterest income	715	726	672	(2)%	6%
Noninterest expense	1,188	1,231	1,167	(3)%	2%
Income before income taxes(a)	$853	$781	$849	9%	—

Taxable equivalent adjustment	$7	$6	$4	17%	75%
Applicable income tax expense	186	174	192	7%	(3)%
Net income	$660	$601	$653	10%	1%
Dividends on preferred stock	37	39	22	(5)%	68%
Net income available to common shareholders	$623	$562	$631	11%	(1)%
Earnings per share, diluted	$0.91	$0.82	$0.91	11%	—

Fifth Third Bancorp (NASDAQ®: FITB) today reported third quarter 2023 net income of $660 million compared to net income of $601 million in the prior quarter and $653 million in the year-ago quarter. Net income available to common shareholders in the current quarter was $623 million, or $0.91 per diluted share, compared to $562 million, or $0.82 per diluted share, in the prior quarter and $631 million, or $0.91 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 3Q23

(after-tax impact(f); $ in millions, except per share data)

Valuation of Visa total return swap (noninterest income)	$(8)
After-tax impact(f) of certain item(s)	$(8)

Diluted earnings per share impact of certain item(s)[1]	$(0.01)

[1]Diluted earnings per share impact reflects 687.059 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	September	June	September
	2023	2023	2022	Seq	Yr/Yr
Interest Income
Interest income	$2,536	$2,376	$1,764	7%	44%
Interest expense	1,091	913	262	19%	316%
Net interest income (NII)	$1,445	$1,463	$1,502	(1)%	(4)%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.23%	5.04%	3.78%	19	145
Rate paid on interest-bearing liabilities	3.10%	2.72%	0.87%	38	223

Ratios
Net interest rate spread	2.13%	2.32%	2.91%	(19)	(78)
Net interest margin (NIM)	2.98%	3.10%	3.22%	(12)	(24)

Balance sheet actions continued to reflect a defensive positioning given the uncertain economic and regulatory environments. NII decreased $18 million, or 1%, compared to the prior quarter. Actions undertaken during the quarter include reducing risk-weighted assets, issuing long-term debt, securitizing an automobile loan portfolio, and continued strategies to generate core deposit growth, which resulted in a strong liquidity position. The costs associated with the deposit growth were partially offset by improved loan yields from higher market rates and the impact of day count. Compared to the prior quarter, NIM decreased 12 bps, primarily reflecting the aforementioned deposit dynamics and the impact of day count, partially offset by higher loan yields. NIM results continue to be impacted by the decision to carry additional liquidity, with the combination of cash and due from banks and other short-term investments reaching approximately $22 billion at quarter-end.
Compared to the year-ago quarter, NII decreased $57 million, or 4%, reflecting the impact of the deposit mix shift from demand to interest-bearing accounts and continued deposit repricing dynamics, partially offset by higher loan yields. Compared to the year-ago quarter, NIM decreased 24 bps, reflecting the aforementioned deposit dynamics and the decision to carry additional liquidity, partially offset by higher loan yields and higher investment portfolio yields.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2023	2023	2022	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$149	$144	$143	3%	4%
Commercial banking revenue	154	146	134	5%	15%
Mortgage banking net revenue	57	59	69	(3)%	(17)%
Wealth and asset management revenue	145	143	141	1%	3%
Card and processing revenue	104	106	105	(2)%	(1)%
Leasing business revenue	58	47	60	23%	(3)%
Other noninterest income	55	74	59	(26)%	(7)%
Securities (losses) gains, net	(7)	7	(38)	NM	(82)%
Securities losses, net - non-qualifying hedges
on mortgage servicing rights	—	—	(1)	NM	(100)%
Total noninterest income	$715	$726	$672	(2)%	6%

Reported noninterest income decreased $11 million, or 2%, from the prior quarter, and increased $43 million, or 6%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	September	June	September	% Change
	2023	2023	2022	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$715	$726	$672
Valuation of Visa total return swap	10	30	17
Securities (gains)/losses, net	7	(7)	38
Noninterest income excluding certain items(a)	$732	$749	$727	(2)%	1%

Noninterest income excluding certain items decreased $17 million, or 2%, from the prior quarter, and increased $5 million, or 1%, from the year-ago quarter.
Compared to the prior quarter, service charges on deposits increased $5 million, or 3%, reflecting an increase in both commercial treasury management and consumer deposit fees. Commercial banking revenue increased $8 million, or 5%, primarily reflecting higher M&A advisory revenue and institutional brokerage revenue, partially offset by a decrease in client financial risk management revenue. Mortgage banking net revenue decreased $2 million, or 3%, primarily reflecting a decrease in origination fees and gains on loan sales, partially offset by a decrease in MSR asset decay. Wealth and asset management revenue increased $2 million, or 1%, primarily driven by higher personal asset management revenue. Card and processing revenue decreased $2 million, or 2%, driven by lower interchange revenue. Leasing business revenue increased $11 million, or 23%, primarily reflecting higher lease remarketing revenue. The decrease in other noninterest income was primarily due to strong equity fund and direct investment income in the prior quarter.
Compared to the year-ago quarter, service charges on deposits increased $6 million, or 4%, reflecting an increase in both commercial treasury management and consumer deposit fees. Commercial banking revenue increased $20 million, or 15%, primarily driven by increased corporate bond fees, loan syndication revenue, and institutional brokerage revenue. Mortgage banking net revenue decreased $12 million, or 17%, primarily reflecting lower origination fees and gains on loan sales, as well as an increase in MSR asset decay. Wealth and asset management revenue increased $4 million, or 3%, driven by higher personal asset management revenue. Card and processing revenue decreased $1 million, or 1%, driven by higher rewards partially offset by higher interchange revenue. Leasing business revenue decreased $2 million, or 3%, primarily reflecting lower operating lease revenue.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2023	2023	2022	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$629	$650	$605	(3)%	4%
Net occupancy expense	84	83	74	1%	14%
Technology and communications	115	114	106	1%	8%
Equipment expense	37	36	36	3%	3%
Card and processing expense	21	20	21	5%	—
Leasing business expense	29	31	33	(6)%	(12)%
Marketing expense	35	31	35	13%	—
Other noninterest expense	238	266	257	(11)%	(7)%
Total noninterest expense	$1,188	$1,231	$1,167	(3)%	2%

Reported noninterest expense decreased $43 million, or 3%, from the prior quarter, and increased $21 million, or 2%, from the year-ago quarter. The reported results reflect the impact of a certain item in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2023	2023	2022	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,188	$1,231	$1,167
Restructuring severance expense	—	(12)	—
Noninterest expense excluding certain item(s)(a)	$1,188	$1,219	$1,167	(3)%	2%

Compared to the prior quarter, noninterest expense excluding certain items decreased $31 million, or 3%, primarily driven by decreases in compensation and benefits expense and other noninterest expense reflecting overall expense discipline, partially offset by higher marketing expense. Noninterest expense in the current quarter included a $5 million benefit related to the impact of non-qualified deferred compensation mark-to-market compared to a $10 million expense in the prior quarter (both of which were largely offset in net securities gains/losses through noninterest income).
Compared to the year-ago quarter, noninterest expense increased $21 million, or 2%, primarily driven by higher compensation and benefits expense, net occupancy expense, and technology and communications expense related to continued modernization investments, partially offset by lower other noninterest expense. The year-ago quarter included a $7 million benefit to noninterest expense related to the impact of non-qualified deferred compensation mark-to-market (which was largely offset in net securities losses through noninterest income).

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2023	2023	2022	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$57,001	$58,137	$56,646	(2)%	1%
Commercial mortgage loans	11,216	11,373	10,751	(1)%	4%
Commercial construction loans	5,539	5,535	5,557	—	—
Commercial leases	2,616	2,700	2,792	(3)%	(6)%
Total commercial loans and leases	$76,372	$77,745	$75,746	(2)%	1%
Consumer loans:
Residential mortgage loans	$17,400	$17,517	$17,617	(1)%	(1)%
Home equity	3,897	3,937	3,956	(1)%	(1)%
Indirect secured consumer loans	15,787	16,281	16,750	(3)%	(6)%
Credit card	1,808	1,783	1,756	1%	3%
Other consumer loans	6,366	6,064	3,819	5%	67%
Total consumer loans	$45,258	$45,582	$43,898	(1)%	3%
Total average portfolio loans and leases	$121,630	$123,327	$119,644	(1)%	2%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$17	$19	$3	(11)%	467%
Consumer loans held for sale	619	641	2,253	(3)%	(73)%
Total average loans and leases held for sale	$636	$660	$2,256	(4)%	(72)%

Total average loans and leases	$122,266	$123,987	$121,900	(1)%	—

Securities (taxable and tax-exempt)	$56,994	$57,267	$57,713	—	(1)%
Other short-term investments	12,956	7,806	5,765	66%	125%
Total average interest-earning assets	$192,216	$189,060	$185,378	2%	4%

Compared to the prior quarter, total average portfolio loans and leases decreased 1%, reflecting the aforementioned reduction in risk-weighted assets initiative which impacted both commercial and consumer portfolios. Average commercial portfolio loans and leases decreased 2%, reflecting a decrease in commercial and industrial (C&I) loan balances. Average consumer portfolio loans decreased 1%, primarily reflecting a decrease in indirect secured consumer loan balances, partially offset by an increase in other consumer loan balances driven by Dividend Finance.
Compared to the year-ago quarter, total average portfolio loans and leases increased 2%, reflecting an increase in both commercial and consumer portfolios. Average commercial portfolio loans and leases increased 1%, primarily reflecting an increase in commercial mortgage loan balances and C&I loan balances, partially offset by a decrease in commercial lease balances. Average consumer portfolio loans increased 3%, primarily reflecting an increase in other consumer loan balances driven by Dividend Finance, partially offset by a decrease in indirect secured consumer loan balances and residential mortgage loan balances.
Average loans and leases held for sale were $0.6 billion in the current quarter compared to $0.7 billion in the prior quarter and $2.3 billion in the year-ago quarter.
Average securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter were flat compared to the prior quarter and decreased $1 billion, or 1%, compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $13 billion in the current quarter increased $5 billion, or 66%, compared to the prior quarter and increased $7 billion, or 125%, compared to the year-ago quarter.

Total period-end commercial portfolio loans and leases of $75 billion decreased 2% compared to the prior quarter, primarily reflecting a decrease in C&I loan balances. Compared to the year-ago quarter, total period-end commercial portfolio loans and leases decreased 1%, primarily reflecting a decrease in C&I loan balances and commercial lease balances, partially offset by an increase in commercial mortgage loan balances. Period-end commercial revolving line utilization was 36%, compared to 35% in the prior quarter and 37% in the year-ago quarter.
Total period-end consumer portfolio loans of $45 billion decreased 1% compared to the prior quarter, primarily reflecting a decrease in indirect secured consumer loan balances and residential mortgage loan balances, partially offset by an increase in other consumer loan balances driven by Dividend Finance. Compared to the year-ago quarter, total period-end consumer portfolio loans increased 2%, primarily driven by an increase in other consumer loan balances driven by Dividend Finance, partially offset by a decrease in indirect secured consumer loans and residential mortgage loan balances.
Total period-end securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter were stable compared to the prior quarter and decreased $1 billion, or 2%, compared to the year-ago quarter. Period-end other short-term investments of approximately $19 billion increased $8 billion, or 73%, compared to the prior quarter, and increased $12 billion, or 187%, compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2023	2023	2022	Seq	Yr/Yr
Average Deposits
Demand	$44,228	$46,520	$59,535	(5)%	(26)%
Interest checking	53,109	50,472	42,574	5%	25%
Savings	20,511	21,675	23,814	(5)%	(14)%
Money market	32,072	28,913	29,066	11%	10%
Foreign office(g)	168	143	206	17%	(18)%
Total transaction deposits	$150,088	$147,723	$155,195	2%	(3)%
CDs $250,000 or less	9,630	7,759	2,048	24%	370%
Total core deposits	$159,718	$155,482	$157,243	3%	2%
CDs over $250,000	5,926	5,375	2,226	10%	166%
Total average deposits	$165,644	$160,857	$159,469	3%	4%

CDs over $250,000 includes $5.2BN, $4.9BN, and $2.1BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 9/30/23, 6/30/23, and 9/30/22, respectively.

Compared to the prior quarter, total average deposits increased 3%, as increases in money market and interest checking account balances were partially offset by a decrease in demand account balances. Average demand deposits represented 28% of total core deposits in the current quarter, compared to 30% in the prior quarter. Compared to the prior quarter, average consumer segment deposits increased 2%, average commercial segment deposits increased 4%, and average wealth & asset management segment deposits decreased 2% reflecting clients' alternative investment options. Period-end total deposits increased 2% compared to the prior quarter.
Compared to the year-ago quarter, total average deposits increased 4%, primarily reflecting an increase in interest checking and time deposit balances, partially offset by a decrease in demand account balances. Period-end total deposits increased 4% compared to the year-ago quarter.
The period end portfolio loan-to-core deposit ratio was 74% in the current quarter, compared to 77% in the prior quarter and 75% in the year-ago quarter. Estimated uninsured deposits were approximately $68 billion, or 41% of total deposits, as of quarter end.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2023	2023	2022	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000	$5,926	$5,375	$2,226	10%	166%
Federal funds purchased	181	376	607	(52)%	(70)%
Securities sold under repurchase agreements	352	361	472	(2)%	(25)%
FHLB advances	3,726	6,589	6,608	(43)%	(44)%
Derivative collateral and other secured borrowings	81	79	356	3%	(77)%
Long-term debt	14,023	12,848	11,796	9%	19%
Total average wholesale funding	$24,289	$25,628	$22,065	(5)%	10%

CDs over $250,000 includes $5.2BN, $4.9BN, and $2.1BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 9/30/23, 6/30/23, and 9/30/22, respectively.

Compared to the prior quarter, average wholesale funding decreased 5%, primarily reflecting a decrease in FHLB advances, partially offset by an increase in long-term debt (driven by the aforementioned long-term debt issuance and an automobile loan portfolio securitization), and CDs over $250,000 (which consists primarily of retail brokered CDs which are fully covered by FDIC insurance). Compared to the year-ago quarter, average wholesale funding increased 10%, primarily reflecting an increase in CDs over $250,000 and long-term debt, partially offset by a decrease in FHLB advances.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	September	June	March	December	September
	2023	2023	2023	2022	2022

Total nonaccrual portfolio loans and leases (NPLs)	$570	$629	$593	$515	$522
Repossessed property	11	8	8	6	6
OREO	31	24	22	18	18
Total nonperforming portfolio loans and leases and OREO (NPAs)	$612	$661	$623	$539	$546

NPL ratio(h)	0.47%	0.52%	0.48%	0.42%	0.44%
NPA ratio(c)	0.51%	0.54%	0.51%	0.44%	0.46%

Portfolio loans and leases 30-89 days past due (accrual)	$316	$339	$317	$364	$335
Portfolio loans and leases 90 days past due (accrual)	29	51	46	40	59

30-89 days past due as a % of portfolio loans and leases	0.26%	0.28%	0.26%	0.30%	0.28%
90 days past due as a % of portfolio loans and leases	0.02%	0.04%	0.04%	0.03%	0.05%

Allowance for loan and lease losses (ALLL), beginning	$2,327	$2,215	$2,194	$2,099	$2,014
Impact of adoption of ASU 2022-02	—	—	(49)	—	—
Total net losses charged-off	(124)	(90)	(78)	(68)	(62)
Provision for loan and lease losses	137	202	148	163	147
ALLL, ending	$2,340	$2,327	$2,215	$2,194	$2,099

Reserve for unfunded commitments, beginning	$207	$232	$216	$199	$188
(Benefit from) provision for the reserve for unfunded commitments	(18)	(25)	16	17	11
Reserve for unfunded commitments, ending	$189	$207	$232	$216	$199

Total allowance for credit losses (ACL)	$2,529	$2,534	$2,447	$2,410	$2,298

ACL ratios:
As a % of portfolio loans and leases	2.11%	2.08%	1.99%	1.98%	1.91%
As a % of nonperforming portfolio loans and leases	443%	403%	413%	468%	440%
As a % of nonperforming portfolio assets	413%	383%	393%	447%	420%

ALLL as a % of portfolio loans and leases	1.95%	1.91%	1.80%	1.81%	1.75%

Total losses charged-off	$(158)	$(121)	$(110)	$(103)	$(104)
Total recoveries of losses previously charged-off	34	31	32	35	42
Total net losses charged-off	$(124)	$(90)	$(78)	$(68)	$(62)

Net charge-off ratio (NCO ratio)(b)	0.41%	0.29%	0.26%	0.22%	0.21%
Commercial NCO ratio	0.34%	0.16%	0.17%	0.13%	0.17%
Consumer NCO ratio	0.53%	0.50%	0.42%	0.38%	0.28%

Nonperforming portfolio loans and leases were $570 million in the current quarter, with the resulting NPL ratio of 0.47%. Compared to the prior quarter, NPLs decreased $59 million with the NPL ratio decreasing 5 bps. Compared to the year-ago quarter, NPLs increased $48 million with the NPL ratio increasing 3 bps.
Nonperforming portfolio assets were $612 million in the current quarter, with the resulting NPA ratio of 0.51%. Compared to the prior quarter, NPAs decreased $49 million with the NPA ratio decreasing 3 bps. Compared to the year-ago quarter, NPAs increased $66 million with the NPA ratio increasing 5 bps.
The provision for credit losses totaled $119 million in the current quarter. The allowance for credit loss ratio represented 2.11% of total portfolio loans and leases at quarter end, compared with 2.08% for the prior quarter end and 1.91% for the year-ago quarter end. In the current quarter, the allowance for credit losses represented 443% of nonperforming portfolio loans and leases and 413% of nonperforming portfolio assets.
Net charge-offs were $124 million in the current quarter, resulting in an NCO ratio of 0.41%. Compared to the prior quarter, net charge-offs increased $34 million and the NCO ratio increased 12 bps. Commercial net charge-offs were $64 million, resulting in a commercial NCO ratio of 0.34%, which increased 18 bps compared to the prior quarter. Consumer net charge-offs were $60 million, resulting in a consumer NCO ratio of 0.53%, which increased 3 bps compared to the prior quarter.
Compared to the year-ago quarter, net charge-offs increased $62 million and the NCO ratio increased 20 bps, reflecting a normalization from near-historically low net charge-offs in the year-ago quarter. The commercial NCO ratio increased 17 bps compared to the prior year, and the consumer NCO ratio increased 25 bps compared to the prior year.

Capital Position
	As of and For the Three Months Ended
	September	June	March	December	September
	2023	2023	2023	2022	2022
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	8.30%	8.90%	8.77%	8.18%	9.13%
Tangible equity(a)	8.46%	8.58%	8.39%	8.31%	8.18%
Tangible common equity (excluding AOCI)(a)	7.49%	7.57%	7.38%	7.30%	7.16%
Tangible common equity (including AOCI)(a)	4.51%	5.26%	5.49%	5.00%	4.75%

Regulatory Capital Ratios(d)(e)
CET1 capital	9.80%	9.49%	9.28%	9.28%	9.14%
Tier 1 risk-based capital	11.05%	10.73%	10.53%	10.53%	10.40%
Total risk-based capital	13.12%	12.83%	12.64%	12.79%	12.64%
Leverage	8.85%	8.81%	8.67%	8.56%	8.44%

The CET1 capital ratio was 9.80%, the Tangible common equity to tangible assets ratio was 7.49% excluding AOCI, and 4.51% including AOCI. The Tier 1 risk-based capital ratio was 11.05%, the Total risk-based capital ratio was 13.12%, and the Leverage ratio was 8.85%. Fifth Third did not execute share repurchases in the third quarter of 2023.
Fifth Third increased its quarterly cash dividend on its common shares by $0.02, or 6%, to $0.35 per share for the third quarter of 2023.

Tax Rate
The effective tax rate for the quarter was 22.0% compared with 22.5% in the prior quarter and 22.7% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates and the effects of inflation; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for September 30, 2023

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps				% / bps
$ in millions, except per share data				Change		Year to Date		Change
(unaudited)	September	June	September			September	September
	2023	2023	2022	Seq	Yr/Yr	2023	2022	Yr/Yr
Income Statement Data
Net interest income	$1,438	$1,457	$1,498	(1%)	(4%)	$4,411	$4,032	9%
Net interest income (FTE)(a)	1,445	1,463	1,502	(1%)	(4%)	4,429	4,043	10%
Noninterest income	715	726	672	(2%)	6%	2,137	2,031	5%
Total revenue (FTE)(a)	2,160	2,189	2,174	(1%)	(1%)	6,566	6,074	8%
Provision for credit losses	119	177	158	(33%)	(25%)	460	383	20%
Noninterest expense	1,188	1,231	1,167	(3%)	2%	3,750	3,501	7%
Net income	660	601	653	10%	1%	1,819	1,709	6%
Net income available to common shareholders	623	562	631	11%	(1%)	1,719	1,631	5%

Earnings Per Share Data
Net income allocated to common shareholders	$623	$562	$631	11%	(1%)	$1,719	$1,630	5%
Average common shares outstanding (in thousands):
Basic	684,224	684,029	689,278	—	(1%)	684,091	688,618	(1%)
Diluted	687,059	686,386	694,593	—	(1%)	687,661	695,207	(1%)
Earnings per share, basic	$0.91	$0.82	$0.91	11%	—	$2.51	$2.37	6%
Earnings per share, diluted	0.91	0.82	0.91	11%	—	2.50	2.34	7%

Common Share Data
Cash dividends per common share	$0.35	$0.33	$0.33	6%	6%	$1.01	$0.93	9%
Book value per share	21.19	23.05	21.30	(8%)	(1%)	21.19	21.30	(1%)
Market value per share	25.33	26.21	31.96	(3%)	(21%)	25.33	31.96	(21%)
Common shares outstanding (in thousands)	680,990	680,850	686,343	—	(1%)	680,990	686,343	(1%)
Market capitalization	$17,249	$17,845	$21,936	(3%)	(21%)	$17,249	$21,936	(21%)

Financial Ratios
Return on average assets	1.26%	1.17%	1.25%	9	1	1.18%	1.10%	8
Return on average common equity	16.3%	13.9%	14.9%	240	140	14.6%	12.3%	230
Return on average tangible common equity(a)	24.7%	20.5%	21.9%	420	280	21.8%	17.3%	450
Noninterest income as a percent of total revenue(a)	33%	33%	31%	—	200	33%	33%	—
Dividend payout	38.5%	40.2%	36.3%	(170)	220	40.2%	39.2%	100
Average total Bancorp shareholders’ equity as a percent of average assets	8.30%	8.90%	9.13%	(60)	(83)	8.65%	9.57%	(92)
Tangible common equity(a)	7.49%	7.57%	7.16%	(8)	33	7.49%	7.16%	33
Net interest margin (FTE)(a)	2.98%	3.10%	3.22%	(12)	(24)	3.12%	2.91%	21
Efficiency (FTE)(a)	55.0%	56.2%	53.7%	(120)	130	57.1%	57.6%	(50)
Effective tax rate	22.0%	22.5%	22.7%	(50)	(70)	22.2%	21.6%	60

Credit Quality
Net losses charged-off	$124	$90	$62	38%	100%	$292	$159	84%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.41%	0.29%	0.21%	12	20	0.32%	0.18%	14
ALLL as a percent of portfolio loans and leases	1.95%	1.91%	1.75%	4	20	1.95%	1.75%	20
ACL as a percent of portfolio loans and leases(g)	2.11%	2.08%	1.91%	3	20	2.11%	1.91%	20
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.51	0.54%	0.46%	(3)	5	0.51	0.46%	5

Average Balances
Loans and leases, including held for sale	$122,266	$123,987	$121,900	(1%)	—	$123,284	$119,784	3%
Securities and other short-term investments	69,950	65,073	63,478	7%	10%	66,294	66,099	—
Assets	208,385	206,079	206,688	1%	1%	206,528	207,236	—
Transaction deposits(b)	150,088	147,723	155,195	2%	(3%)	149,641	160,381	(7%)
Core deposits(c)	159,718	155,482	157,243	3%	2%	157,178	162,586	(3%)
Wholesale funding(d)	24,289	25,628	22,065	(5%)	10%	24,548	16,842	46%
Bancorp shareholders' equity	17,305	18,344	18,864	(6%)	(8%)	17,873	19,829	(10%)

Regulatory Capital Ratios(e)(f)
CET1 capital	9.80%	9.49%	9.14%	31	66	9.80%	9.14%	66
Tier 1 risk-based capital	11.05%	10.73%	10.40%	32	65	11.05%	10.40%	65
Total risk-based capital	13.12%	12.83%	12.64%	29	48	13.12%	12.64%	48
Leverage	8.85%	8.81%	8.44%	4	41	8.85%	8.44%	41

Additional Metrics
Banking centers	1,073	1,072	1,080	—	(1%)	1,073	1,080	(1%)
ATMs	2,101	2,114	2,146	(1%)	(2%)	2,101	2,146	(2%)
Full-time equivalent employees	18,804	19,225	19,187	(2%)	(2%)	18,804	19,187	(2%)
Assets under care ($ in billions)(h)	$547	$554	$494	(1%)	11%	$547	$494	11%
Assets under management ($ in billions)(h)	57	59	52	(3%)	10%	57	52	10%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	September	June	March	December	September
	2023	2023	2023	2022	2022
Income Statement Data
Net interest income	$1,438	$1,457	$1,517	$1,577	$1,498
Net interest income (FTE)(a)	1,445	1,463	1,522	1,582	1,502
Noninterest income	715	726	696	735	672
Total revenue (FTE)(a)	2,160	2,189	2,218	2,317	2,174
Provision for credit losses	119	177	164	180	158
Noninterest expense	1,188	1,231	1,331	1,218	1,167
Net income	660	601	558	737	653
Net income available to common shareholders	623	562	535	699	631

Earnings Per Share Data
Net income allocated to common shareholders	$623	$562	$535	$698	$631
Average common shares outstanding (in thousands):
Basic	684,224	684,029	684,017	688,680	689,278
Diluted	687,059	686,386	689,566	694,195	694,593
Earnings per share, basic	$0.91	$0.82	$0.78	$1.01	$0.91
Earnings per share, diluted	0.91	0.82	0.78	1.01	0.91

Common Share Data
Cash dividends per common share	$0.35	$0.33	$0.33	$0.33	$0.33
Book value per share	21.19	23.05	23.87	22.26	21.30
Market value per share	25.33	26.21	26.64	32.81	31.96
Common shares outstanding (in thousands)	680,990	680,850	680,537	683,386	686,343
Market capitalization	$17,249	$17,845	$18,129	$22,422	$21,936

Financial Ratios
Return on average assets	1.26%	1.17%	1.10%	1.42%	1.25%
Return on average common equity	16.3%	13.9%	13.7%	18.8%	14.9%
Return on average tangible common equity(a)	24.7%	20.5%	20.5%	29.2%	21.9%
Noninterest income as a percent of total revenue(a)	33%	33%	31%	32%	31%
Dividend payout	38.5%	40.2%	42.3%	32.7%	36.3%
Average total Bancorp shareholders’ equity as a percent of average assets	8.30%	8.90%	8.77%	8.18%	9.13%
Tangible common equity(a)	7.49%	7.57%	7.38%	7.30%	7.16%
Net interest margin (FTE)(a)	2.98%	3.10%	3.29%	3.35%	3.22%
Efficiency (FTE)(a)	55.0%	56.2%	60.0%	52.6%	53.7%
Effective tax rate	22.0%	22.5%	22.3%	19.4%	22.7%

Credit Quality
Net losses charged-off	$124	$90	$78	$68	$62
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.41%	0.29%	0.26%	0.22%	0.21%
ALLL as a percent of portfolio loans and leases	1.95%	1.91%	1.80%	1.81%	1.75%
ACL as a percent of portfolio loans and leases(g)	2.11%	2.08%	1.99%	1.98%	1.91%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.51%	0.54%	0.51%	0.44%	0.46%

Average Balances
Loans and leases, including held for sale	$122,266	$123,987	$123,615	$122,866	$121,900
Securities and other short-term investments	69,950	65,073	63,792	64,774	63,478
Assets	208,385	206,079	205,084	206,017	206,688
Transaction deposits(b)	150,088	147,723	151,124	154,747	155,195
Core deposits(c)	159,718	155,482	156,297	157,495	157,243
Wholesale funding(d)	24,289	25,628	23,720	23,445	22,065
Bancorp shareholders’ equity	17,305	18,344	17,977	16,857	18,864

Regulatory Capital Ratios(e)(f)
CET1 capital	9.80%	9.49%	9.28%	9.28%	9.14%
Tier 1 risk-based capital	11.05%	10.73%	10.53%	10.53%	10.40%
Total risk-based capital	13.12%	12.83%	12.64%	12.79%	12.64%
Leverage	8.85%	8.81%	8.67%	8.56%	8.44%

Additional Metrics
Banking centers	1,073	1,072	1,069	1,087	1,080
ATMs	2,101	2,114	2,118	2,132	2,146
Full-time equivalent employees	18,804	19,225	19,474	19,319	19,187
Assets under care ($ in billions)(h)	$547	$554	$542	$510	$494
Assets under management ($ in billions)(h)	57	59	57	55	52
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	September	June	September			September	September
	2023	2023	2022	Seq	Yr/Yr	2023	2022	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,899	$1,831	$1,315	4%	44%	$5,445	$3,377	61%
Interest on securities	444	437	414	2%	7%	1,320	1,077	23%
Interest on other short-term investments	186	102	31	82%	500%	348	58	500%
Total interest income	2,529	2,370	1,760	7%	44%	7,113	4,512	58%

Interest Expense
Interest on deposits	844	655	112	29%	654%	1,977	147	NM
Interest on federal funds purchased	2	5	3	(60%)	(33%)	13	4	225%
Interest on other short-term borrowings	52	90	43	(42%)	21%	199	56	255%
Interest on long-term debt	193	163	104	18%	86%	513	273	88%
Total interest expense	1,091	913	262	19%	316%	2,702	480	463%

Net Interest Income	1,438	1,457	1,498	(1%)	(4%)	4,411	4,032	9%

Provision for credit losses	119	177	158	(33%)	(25%)	460	383	20%
Net Interest Income After Provision for Credit Losses	1,319	1,280	1,340	3%	(2%)	3,951	3,649	8

Noninterest Income
Service charges on deposits	149	144	143	3%	4%	431	449	(4%)
Commercial banking revenue	154	146	134	5%	15%	461	406	14%
Mortgage banking net revenue	57	59	69	(3%)	(17%)	184	152	21%
Wealth and asset management revenue	145	143	141	1%	3%	434	430	1%
Card and processing revenue	104	106	105	(2%)	(1%)	310	306	1%
Leasing business revenue	58	47	60	23%	(3%)	162	179	(9%)
Other noninterest income	55	74	59	(26%)	(7%)	152	195	(22%)
Securities gains (losses), net	(7)	7	(38)	NM	(82%)	3	(84)	NM
Securities losses, net - non-qualifying hedges on mortgage servicing rights	—	—	(1)	NM	(100%)	—	(2)	(100%)
Total noninterest income	715	726	672	(2%)	6%	2,137	2,031	5%

Noninterest Expense
Compensation and benefits	629	650	605	(3%)	4%	2,036	1,900	7%
Net occupancy expense	84	83	74	1%	14%	248	225	10%
Technology and communications	115	114	106	1%	8%	347	306	13%
Equipment expense	37	36	36	3%	3%	110	108	2%
Card and processing expense	21	20	21	5%	—	63	59	7%
Leasing business expense	29	31	33	(6%)	(12%)	94	95	(1%)
Marketing expense	35	31	35	13%	—	96	87	10%
Other noninterest expense	238	266	257	(11%)	(7%)	756	721	5%
Total noninterest expense	1,188	1,231	1,167	(3%)	2%	3,750	3,501	7%
Income Before Income Taxes	846	775	845	9%	—	2,338	2,179	7%
Applicable income tax expense	186	174	192	7%	(3%)	519	470	10%
Net Income	660	601	653	10%	1%	1,819	1,709	6%
Dividends on preferred stock	37	39	22	(5%)	68%	100	78	28%
Net Income Available to Common Shareholders	$623	$562	$631	11%	(1%)	$1,719	$1,631	5%

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2023	2023	2023	2022	2022
Interest Income
Interest and fees on loans and leases	$1,899	$1,831	$1,714	$1,577	$1,315
Interest on securities	444	437	439	440	414
Interest on other short-term investments	186	102	60	58	31
Total interest income	2,529	2,370	2,213	2,075	1,760

Interest Expense
Interest on deposits	844	655	478	300	112
Interest on federal funds purchased	2	5	5	2	3
Interest on other short-term borrowings	52	90	57	53	43
Interest on long-term debt	193	163	156	143	104
Total interest expense	1,091	913	696	498	262

Net Interest Income	1,438	1,457	1,517	1,577	1,498

Provision for credit losses	119	177	164	180	158
Net Interest Income After Provision for Credit Losses	1,319	1,280	1,353	1,397	1,340

Noninterest Income
Service charges on deposits	149	144	137	140	143
Commercial banking revenue	154	146	161	158	134
Mortgage banking net revenue	57	59	69	63	69
Wealth and asset management revenue	145	143	146	139	141
Card and processing revenue	104	106	100	103	105
Leasing business revenue	58	47	57	58	60
Other noninterest income	55	74	22	72	59
Securities (losses) gains, net	(7)	7	4	2	(38)
Securities losses, net - non-qualifying hedges on mortgage servicing rights	—	—	—	—	(1)
Total noninterest income	715	726	696	735	672

Noninterest Expense
Compensation and benefits	629	650	757	655	605
Net occupancy expense	84	83	81	82	74
Technology and communications	115	114	118	111	106
Equipment expense	37	36	37	37	36
Card and processing expense	21	20	22	21	21
Leasing business expense	29	31	34	36	33
Marketing expense	35	31	29	31	35
Other noninterest expense	238	266	253	245	257
Total noninterest expense	1,188	1,231	1,331	1,218	1,167
Income Before Income Taxes	846	775	718	914	845
Applicable income tax expense	186	174	160	177	192
Net Income	660	601	558	737	653
Dividends on preferred stock	37	39	23	38	22
Net Income Available to Common Shareholders	$623	$562	$535	$699	$631

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	September	June	September
	2023	2023	2022	Seq	Yr/Yr
Assets
Cash and due from banks	$2,837	$2,594	$3,068	9%	(8%)
Other short-term investments	18,923	10,943	6,594	73%	187%
Available-for-sale debt and other securities(a)	47,893	49,329	51,289	(3%)	(7%)
Held-to-maturity securities(b)	2	2	5	—	(60%)
Trading debt securities	1,222	1,139	414	7%	195%
Equity securities	250	331	315	(24%)	(21%)
Loans and leases held for sale	614	760	1,940	(19%)	(68%)
Portfolio loans and leases:
Commercial and industrial loans	55,790	56,897	56,437	(2%)	(1%)
Commercial mortgage loans	11,122	11,310	10,947	(2%)	2%
Commercial construction loans	5,582	5,475	5,573	2%	—
Commercial leases	2,624	2,670	2,821	(2%)	(7%)
Total commercial loans and leases	75,118	76,352	75,778	(2%)	(1%)
Residential mortgage loans	17,293	17,503	17,600	(1%)	(2%)
Home equity	3,898	3,911	4,000	—	(3%)
Indirect secured consumer loans	15,434	16,097	16,646	(4%)	(7%)
Credit card	1,817	1,818	1,770	—	3%
Other consumer loans	6,528	6,210	4,205	5%	55%
Total consumer loans	44,970	45,539	44,221	(1%)	2%
Portfolio loans and leases	120,088	121,891	119,999	(1%)	—
Allowance for loan and lease losses	(2,340)	(2,327)	(2,099)	1%	11%
Portfolio loans and leases, net	117,748	119,564	117,900	(2%)	—
Bank premises and equipment	2,303	2,275	2,155	1%	7%
Operating lease equipment	480	537	612	(11%)	(22%)
Goodwill	4,919	4,919	4,925	—	—
Intangible assets	136	146	181	(7%)	(25%)
Servicing rights	1,822	1,764	1,732	3%	5%
Other assets	13,818	12,973	14,333	7%	(4%)
Total Assets	$212,967	$207,276	$205,463	3%	4%

Liabilities
Deposits:
Demand	$43,844	$45,264	$57,601	(3%)	(24%)
Interest checking	53,421	52,743	46,985	1%	14%
Savings	20,195	21,342	23,771	(5%)	(15%)
Money market	33,492	30,012	28,707	12%	17%
Foreign office	168	182	185	(8%)	(9%)
CDs $250,000 or less	10,306	8,833	2,007	17%	414%
CDs over $250,000	6,246	5,752	2,396	9%	161%
Total deposits	167,672	164,128	161,652	2%	4%
Federal funds purchased	205	163	212	26%	(3%)
Other short-term borrowings	6,094	5,817	6,378	5%	(4%)
Accrued taxes, interest and expenses	1,834	1,765	1,589	4%	15%
Other liabilities	5,808	5,316	7,184	9%	(19%)
Long-term debt	14,810	12,278	11,712	21%	26%
Total Liabilities	196,423	189,467	188,727	4%	4%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,733	3,708	3,660	1%	2%
Retained earnings	22,747	22,366	21,219	2%	7%
Accumulated other comprehensive loss	(6,839)	(5,166)	(5,306)	32%	29%
Treasury stock	(7,264)	(7,266)	(7,004)	—	4%
Total Equity	16,544	17,809	16,736	(7%)	(1%)
Total Liabilities and Equity	$212,967	$207,276	$205,463	3%	4%
(a) Amortized cost	$55,557	$55,399	$57,372	—	(3%)
(b) Market values	2	2	5	—	(60%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	680,990	680,850	686,343	—	—
Treasury	242,903	243,042	237,549	—	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	September	June	March	December	September
	2023	2023	2023	2022	2022
Assets
Cash and due from banks	$2,837	$2,594	$2,780	$3,466	$3,068
Other short-term investments	18,923	10,943	9,794	8,351	6,594
Available-for-sale debt and other securities(a)	47,893	49,329	50,719	51,503	51,289
Held-to-maturity securities(b)	2	2	2	5	5
Trading debt securities	1,222	1,139	1,174	414	414
Equity securities	250	331	323	317	315
Loans and leases held for sale	614	760	749	1,007	1,940
Portfolio loans and leases:
Commercial and industrial loans	55,790	56,897	57,720	57,232	56,437
Commercial mortgage loans	11,122	11,310	11,228	11,020	10,947
Commercial construction loans	5,582	5,475	5,548	5,433	5,573
Commercial leases	2,624	2,670	2,743	2,704	2,821
Total commercial loans and leases	75,118	76,352	77,239	76,389	75,778
Residential mortgage loans	17,293	17,503	17,608	17,628	17,600
Home equity	3,898	3,911	3,958	4,039	4,000
Indirect secured consumer loans	15,434	16,097	16,484	16,552	16,646
Credit card	1,817	1,818	1,761	1,874	1,770
Other consumer loans	6,528	6,210	5,807	4,998	4,205
Total consumer loans	44,970	45,539	45,618	45,091	44,221
Portfolio loans and leases	120,088	121,891	122,857	121,480	119,999
Allowance for loan and lease losses	(2,340)	(2,327)	(2,215)	(2,194)	(2,099)
Portfolio loans and leases, net	117,748	119,564	120,642	119,286	117,900
Bank premises and equipment	2,303	2,275	2,219	2,187	2,155
Operating lease equipment	480	537	578	627	612
Goodwill	4,919	4,919	4,915	4,915	4,925
Intangible assets	136	146	157	169	181
Servicing rights	1,822	1,764	1,725	1,746	1,732
Other assets	13,818	12,973	12,880	13,459	14,333
Total Assets	$212,967	$207,276	$208,657	$207,452	$205,463

Liabilities
Deposits:
Demand	$43,844	$45,264	$49,649	$53,125	$57,601
Interest checking	53,421	52,743	49,924	51,653	46,985
Savings	20,195	21,342	22,563	23,469	23,771
Money market	33,492	30,012	28,482	28,220	28,707
Foreign office	168	182	134	182	185
CDs $250,000 or less	10,306	8,833	6,624	3,809	2,007
CDs over $250,000	6,246	5,752	5,599	3,232	2,396
Total deposits	167,672	164,128	162,975	163,690	161,652
Federal funds purchased	205	163	177	180	212
Other short-term borrowings	6,094	5,817	7,364	4,838	6,378
Accrued taxes, interest and expenses	1,834	1,765	1,577	1,822	1,589
Other liabilities	5,808	5,316	5,307	5,881	7,184
Long-term debt	14,810	12,278	12,893	13,714	11,712
Total Liabilities	196,423	189,467	190,293	190,125	188,727
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,733	3,708	3,682	3,684	3,660
Retained earnings	22,747	22,366	22,032	21,689	21,219
Accumulated other comprehensive loss	(6,839)	(5,166)	(4,245)	(5,110)	(5,306)
Treasury stock	(7,264)	(7,266)	(7,272)	(7,103)	(7,004)
Total Equity	16,544	17,809	18,364	17,327	16,736
Total Liabilities and Equity	$212,967	$207,276	$208,657	$207,452	$205,463
(a) Amortized cost	$55,557	$55,399	$55,958	$57,530	$57,372
(b) Market values	2	2	2	5	5
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	680,990	680,850	680,537	683,386	686,343
Treasury	242,903	243,042	243,356	240,507	237,549

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	September	September	September	September
	2023	2022	2023	2022
Total Equity, Beginning	$17,809	$18,970	$17,327	$22,210
Impact of cumulative effect of change in accounting principle	—	—	37	—
Net income	660	653	1,819	1,709
Other comprehensive income (loss), net of tax:
Change in unrealized gains (losses):
Available-for-sale debt securities	(1,218)	(2,129)	(1,251)	(5,566)
Qualifying cash flow hedges	(455)	(533)	(479)	(949)
Change in accumulated other comprehensive income related to employee benefit plans	—	—	1	2
Comprehensive income (loss)	(1,013)	(2,009)	90	(4,804)
Cash dividends declared:
Common stock	(242)	(230)	(698)	(648)
Preferred stock	(37)	(22)	(100)	(78)
Impact of stock transactions under stock compensation plans, net	27	27	89	56
Shares acquired for treasury	—	—	(201)	—
Total Equity, Ending	$16,544	$16,736	$16,544	$16,736

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis	For the Three Months Ended
$ in millions	September		June		September
(unaudited)	2023		2023		2022
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$57,015	7.00%	$58,152	6.78%	$56,648	4.53%
Commercial mortgage loans(a)	11,216	6.12%	11,374	5.92%	10,751	4.10%
Commercial construction loans(a)	5,540	6.93%	5,535	6.80%	5,557	4.71%
Commercial leases(a)	2,618	3.75%	2,703	3.54%	2,793	3.08%
Total commercial loans and leases	76,389	6.75%	77,764	6.54%	75,749	4.42%
Residential mortgage loans	18,019	3.52%	18,158	3.39%	19,870	3.32%
Home equity	3,897	8.17%	3,937	7.39%	3,956	4.84%
Indirect secured consumer loans	15,787	4.43%	16,281	4.19%	16,750	3.34%
Credit card	1,808	14.09%	1,783	13.93%	1,756	12.89%
Other consumer loans	6,366	7.65%	6,064	7.21%	3,819	6.21%
Total consumer loans	45,877	5.22%	46,223	4.92%	46,151	4.06%
Total loans and leases	122,266	6.18%	123,987	5.94%	121,900	4.29%
Securities:
Taxable securities	55,519	3.10%	55,771	3.07%	56,535	2.86%
Tax exempt securities(a)	1,475	3.21%	1,496	3.19%	1,178	2.77%
Other short-term investments	12,956	5.69%	7,806	5.24%	5,765	2.15%
Total interest-earning assets	192,216	5.23%	189,060	5.04%	185,378	3.78%
Cash and due from banks	2,576		2,622		3,162
Other assets	15,920		16,613		20,163
Allowance for loan and lease losses	(2,327)		(2,216)		(2,015)
Total Assets	$208,385		$206,079		$206,688

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$53,109	3.18%	$50,472	2.81%	$42,574	0.72%
Savings deposits	20,511	0.89%	21,675	0.72%	23,814	0.12%
Money market deposits	32,072	2.50%	28,913	1.86%	29,066	0.22%
Foreign office deposits	168	1.72%	143	1.25%	206	0.78%
CDs $250,000 or less	9,630	3.97%	7,759	3.48%	2,048	0.09%
Total interest-bearing core deposits	115,490	2.65%	108,962	2.19%	97,708	0.41%
CDs over $250,000	5,926	4.91%	5,375	4.53%	2,226	1.90%
Total interest-bearing deposits	121,416	2.76%	114,337	2.30%	99,934	0.44%
Federal funds purchased	181	5.31%	376	5.11%	607	2.10%
Securities sold under repurchase agreements	352	1.46%	361	1.17%	472	0.22%
FHLB advances	3,726	5.31%	6,589	5.23%	6,608	2.30%
Derivative collateral and other secured borrowings	81	4.63%	79	15.07%	356	4.92%
Long-term debt	14,023	5.45%	12,848	5.12%	11,796	3.49%
Total interest-bearing liabilities	139,779	3.10%	134,590	2.72%	119,773	0.87%
Demand deposits	44,228		46,520		59,535
Other liabilities	7,073		6,625		8,516
Total Liabilities	191,080		187,735		187,824
Total Equity	17,305		18,344		18,864
Total Liabilities and Equity	$208,385		$206,079		$206,688
Ratios:
Net interest margin (FTE)(b)		2.98%		3.10%		3.22%
Net interest rate spread (FTE)(b)		2.13%		2.32%		2.91%
Interest-bearing liabilities to interest-earning assets		72.72%		71.19%		64.61%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis	Year to Date
$ in millions	September		September
(unaudited)	2023		2022
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$57,786	6.73%	$54,907	3.82%
Commercial mortgage loans(a)	11,237	5.87%	10,664	3.49%
Commercial construction loans(a)	5,527	6.74%	5,429	3.91%
Commercial leases(a)	2,661	3.59%	2,858	2.95%
Total commercial loans and leases	77,211	6.50%	73,858	3.75%
Residential mortgage loans	18,168	3.43%	19,981	3.20%
Home equity	3,946	7.34%	3,953	4.06%
Indirect secured consumer loans	16,219	4.19%	17,041	3.20%
Credit card	1,790	14.06%	1,717	12.50%
Other consumer loans	5,950	7.29%	3,234	6.10%
Total consumer loans	46,073	4.95%	45,926	3.83%
Total loans and leases	123,284	5.92%	119,784	3.78%
Securities:
Taxable securities	56,127	3.08%	50,529	2.81%
Tax exempt securities(a)	1,459	3.17%	1,084	2.56%
Other short-term investments	8,708	5.34%	14,486	0.53%
Total interest-earning assets	189,578	5.03%	185,883	3.25%
Cash and due from banks	2,776		3,081
Other assets	16,405		20,211
Allowance for loan and lease losses	(2,231)		(1,939)
Total Assets	$206,528		$207,236

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$50,782	2.79%	$45,172	0.30%
Savings deposits	21,755	0.73%	23,435	0.06%
Money market deposits	29,815	1.88%	29,533	0.10%
Foreign office deposits	151	1.63%	157	0.39%
CDs $250,000 or less	7,537	3.51%	2,205	0.10%
Total interest-bearing core deposits	110,040	2.19%	100,502	0.18%
CDs over $250,000	5,222	4.57%	1,055	1.64%
Total interest-bearing deposits	115,262	2.29%	101,557	0.19%
Federal funds purchased	347	4.89%	421	1.31%
Securities sold under repurchase agreements	347	1.13%	484	0.10%
FHLB advances	5,035	5.00%	3,141	2.04%
Derivative collateral and other secured borrowings	134	7.43%	365	2.70%
Long-term debt	13,463	5.09%	11,376	3.21%
Total interest-bearing liabilities	134,588	2.68%	117,344	0.55%
Demand deposits	47,138		62,084
Other liabilities	6,929		7,979
Total Liabilities	188,655		187,407
Total Equity	17,873		19,829
Total Liabilities and Equity	$206,528		$207,236
Ratios:
Net interest margin (FTE)(b)		3.12%		2.91%
Net interest rate spread (FTE)(b)		2.35%		2.70%
Interest-bearing liabilities to interest-earning assets		70.99%		63.13%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2023	2023	2023	2022	2022
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$57,001	$58,137	$58,149	$57,646	$56,646
Commercial mortgage loans	11,216	11,373	11,121	10,898	10,751
Commercial construction loans	5,539	5,535	5,507	5,544	5,557
Commercial leases	2,616	2,700	2,662	2,736	2,792
Total commercial loans and leases	76,372	77,745	77,439	76,824	75,746
Consumer loans:
Residential mortgage loans	17,400	17,517	17,581	17,577	17,617
Home equity	3,897	3,937	4,005	4,024	3,956
Indirect secured consumer loans	15,787	16,281	16,598	16,536	16,750
Credit card	1,808	1,783	1,780	1,795	1,756
Other consumer loans	6,366	6,064	5,409	4,615	3,819
Total consumer loans	45,258	45,582	45,373	44,547	43,898
Total average portfolio loans and leases	$121,630	$123,327	$122,812	$121,371	$119,644

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$17	$19	$56	$84	$3
Consumer loans held for sale	619	641	747	1,411	2,253
Average loans and leases held for sale	$636	$660	$803	$1,495	$2,256

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$55,790	$56,897	$57,720	$57,232	$56,437
Commercial mortgage loans	11,122	11,310	11,228	11,020	10,947
Commercial construction loans	5,582	5,475	5,548	5,433	5,573
Commercial leases	2,624	2,670	2,743	2,704	2,821
Total commercial loans and leases	75,118	76,352	77,239	76,389	75,778
Consumer loans:
Residential mortgage loans	17,293	17,503	17,608	17,628	17,600
Home equity	3,898	3,911	3,958	4,039	4,000
Indirect secured consumer loans	15,434	16,097	16,484	16,552	16,646
Credit card	1,817	1,818	1,761	1,874	1,770
Other consumer loans	6,528	6,210	5,807	4,998	4,205
Total consumer loans	44,970	45,539	45,618	45,091	44,221
Total portfolio loans and leases	$120,088	$121,891	$122,857	$121,480	$119,999

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$81	$32	$24	$73	$69
Consumer loans held for sale	533	728	725	934	1,871
Loans and leases held for sale	$614	$760	$749	$1,007	$1,940

Operating lease equipment	$480	$537	$578	$627	$612

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,217	$1,122	$1,090	$1,109	$1,067
Commercial mortgage loans	711	748	696	614	630
Commercial construction loans	288	260	386	406	421
Commercial leases	721	642	588	581	567
Residential mortgage loans	101,889	102,817	103,399	103,154	102,696
Other consumer loans	827	853	881	912	941
Total loans and leases serviced for others	105,653	106,442	107,040	106,776	106,322
Total loans and leases owned or serviced	$226,835	$229,630	$231,224	$229,890	$228,873
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	September	June	March	December	September
	2023(a)	2023	2023	2022	2022
Regulatory Capital(b)
CET1 capital	$16,515	$16,100	$15,727	$15,670	$15,264
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	18,631	18,216	17,843	17,786	17,380
Tier 2 capital	3,488	3,565	3,588	3,820	3,743
Total regulatory capital	$22,119	$21,781	$21,431	$21,606	$21,123
Risk-weighted assets	$168,551	$169,720	$169,510	$168,909	$167,060

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	8.30%	8.90%	8.77%	8.18%	9.13%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	9.80%	9.49%	9.28%	9.28%	9.14%
Tier 1 risk-based capital	11.05%	10.73%	10.53%	10.53%	10.40%
Total risk-based capital	13.12%	12.83%	12.64%	12.79%	12.64%
Leverage	8.85%	8.81%	8.67%	8.56%	8.44%

Fifth Third Bank, National Association
Tier 1 risk-based capital	11.95%	11.25%	11.63%	11.31%	10.94%
Total risk-based capital	13.37%	12.67%	13.05%	12.81%	12.41%
Leverage	9.59%	9.26%	9.62%	9.23%	8.91%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2023	2023	2023	2022	2022
Average portfolio loans and leases:
Commercial and industrial loans	$57,001	$58,137	$58,149	$57,646	$56,646
Commercial mortgage loans	11,216	11,373	11,121	10,898	10,751
Commercial construction loans	5,539	5,535	5,507	5,544	5,557
Commercial leases	2,616	2,700	2,662	2,736	2,792
Total commercial loans and leases	76,372	77,745	77,439	76,824	75,746
Residential mortgage loans	17,400	17,517	17,581	17,577	17,617
Home equity	3,897	3,937	4,005	4,024	3,956
Indirect secured consumer loans	15,787	16,281	16,598	16,536	16,750
Credit card	1,808	1,783	1,780	1,795	1,756
Other consumer loans	6,366	6,064	5,409	4,615	3,819
Total consumer loans	45,258	45,582	45,373	44,547	43,898
Total average portfolio loans and leases	$121,630	$123,327	$122,812	$121,371	$119,644

Losses charged-off:
Commercial and industrial loans	($70)	($35)	($32)	($30)	($46)
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	(1)	—	—
Commercial leases	—	—	—	(6)	(1)
Total commercial loans and leases	(70)	(35)	(33)	(36)	(47)
Residential mortgage loans	(1)	(1)	(1)	(1)	(1)
Home equity	(2)	(2)	(1)	(2)	(2)
Indirect secured consumer loans	(27)	(25)	(23)	(21)	(18)
Credit card	(19)	(21)	(20)	(17)	(15)
Other consumer loans	(39)	(37)	(32)	(26)	(21)
Total consumer loans	(88)	(86)	(77)	(67)	(57)
Total losses charged-off	($158)	($121)	($110)	($103)	($104)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$5	$3	$2	$10	$12
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	1
Commercial leases	1	—	—	1	2
Total commercial loans and leases	6	3	2	11	15
Residential mortgage loans	1	1	1	—	2
Home equity	2	1	1	2	3
Indirect secured consumer loans	8	9	9	7	8
Credit card	4	5	5	4	3
Other consumer loans	13	12	14	11	11
Total consumer loans	28	28	30	24	27
Total recoveries of losses previously charged-off	$34	$31	$32	$35	$42

Net losses charged-off:
Commercial and industrial loans	($65)	($32)	($30)	($20)	($34)
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	(1)	—	1
Commercial leases	1	—	—	(5)	1
Total commercial loans and leases	(64)	(32)	(31)	(25)	(32)
Residential mortgage loans	—	—	—	(1)	1
Home equity	—	(1)	—	—	1
Indirect secured consumer loans	(19)	(16)	(14)	(14)	(10)
Credit card	(15)	(16)	(15)	(13)	(12)
Other consumer loans	(26)	(25)	(18)	(15)	(10)
Total consumer loans	(60)	(58)	(47)	(43)	(30)
Total net losses charged-off	($124)	($90)	($78)	($68)	($62)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.45%	0.22%	0.21%	0.14%	0.24%
Commercial mortgage loans	—	0.01%	0.01%	—	—
Commercial construction loans	—	(0.01%)	0.10%	—	(0.08%)
Commercial leases	(0.08%)	(0.03%)	(0.04%)	0.70%	(0.12%)
Total commercial loans and leases	0.34%	0.16%	0.17%	0.13%	0.17%
Residential mortgage loans	—	—	—	0.01%	(0.02%)
Home equity	0.03%	0.06%	(0.04%)	0.02%	(0.08%)
Indirect secured consumer loans	0.47%	0.38%	0.34%	0.32%	0.24%
Credit card	3.25%	3.61%	3.43%	2.85%	2.69%
Other consumer loans	1.67%	1.63%	1.41%	1.33%	1.10%
Total consumer loans	0.53%	0.50%	0.42%	0.38%	0.28%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.41%	0.29%	0.26%	0.22%	0.21%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2023	2023	2023	2022	2022
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,327	$2,215	$2,194	$2,099	$2,014
Impact of adoption of ASU 2022-02	—	—	(49)	—	—
Total net losses charged-off	(124)	(90)	(78)	(68)	(62)
Provision for loan and lease losses	137	202	148	163	147
Allowance for loan and lease losses, ending	$2,340	$2,327	$2,215	$2,194	$2,099

Reserve for unfunded commitments, beginning	$207	$232	$216	$199	$188
(Benefit from) provision for the reserve for unfunded commitments	(18)	(25)	16	17	11
Reserve for unfunded commitments, ending	$189	$207	$232	$216	$199

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,340	$2,327	$2,215	$2,194	$2,099
Reserve for unfunded commitments	189	207	232	216	199
Total allowance for credit losses	$2,529	$2,534	$2,447	$2,410	$2,298

	As of
	September	June	March	December	September
	2023	2023	2023	2022	2022
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$262	$322	$280	$215	$254
Commercial mortgage loans	18	22	44	40	40
Commercial construction loans	—	—	5	8	2
Commercial leases	1	1	5	—	2
Residential mortgage loans	127	137	129	124	115
Home equity	58	61	68	67	68
Indirect secured consumer loans	31	23	27	29	15
Credit card	32	30	29	27	23
Other consumer loans	41	33	6	5	3
Total nonaccrual portfolio loans and leases	570	629	593	515	522
Repossessed property	11	8	8	6	6
OREO	31	24	22	18	18
Total nonperforming portfolio loans and leases and OREO	612	661	623	539	546
Nonaccrual loans held for sale	6	2	—	—	—
Total nonperforming assets	$618	$663	$623	$539	$546

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$3	$6	$17	$11	$16
Commercial mortgage loans	—	20	—	—	—
Commercial leases	—	—	—	2	10
Total commercial loans and leases	3	26	17	13	26
Residential mortgage loans(c)	6	7	9	7	7
Home equity	—	1	1	1	1
Indirect secured consumer loans	—	—	—	—	10
Credit card	20	17	18	18	14
Other consumer loans	—	—	1	1	1
Total consumer loans	26	25	29	27	33
Total loans and leases 90 days past due (accrual)(b)	$29	$51	$46	$40	$59
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.41%	0.29%	0.26%	0.22%	0.21%
Allowance for credit losses:
As a percent of portfolio loans and leases	2.11%	2.08%	1.99%	1.98%	1.91%
As a percent of nonperforming portfolio loans and leases(a)	443%	403%	413%	468%	440%
As a percent of nonperforming portfolio assets(a)	413%	383%	393%	447%	420%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.47%	0.52%	0.48%	0.42%	0.44%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.51%	0.54%	0.51%	0.44%	0.46%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.51%	0.54%	0.50%	0.44%	0.45%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	September	June	March	December	September
		2023	2023	2023	2022	2022
	Net interest income	$1,438	$1,457	$1,517	$1,577	$1,498
	Add: Taxable equivalent adjustment	7	6	5	5	4
	Net interest income (FTE) (a)	1,445	1,463	1,522	1,582	1,502

	Net interest income (annualized) (b)	5,705	5,844	6,152	6,257	5,943
	Net interest income (FTE) (annualized) (c)	5,733	5,868	6,173	6,276	5,959

	Interest income	2,529	2,370	2,213	2,075	1,760
	Add: Taxable equivalent adjustment	7	6	5	5	4
	Interest income (FTE)	2,536	2,376	2,218	2,080	1,764
	Interest income (FTE) (annualized) (d)	10,061	9,530	8,995	8,252	6,998

	Interest expense (annualized) (e)	4,328	3,662	2,823	1,976	1,039
	Average interest-earning assets (f)	192,216	189,060	187,407	187,640	185,378
	Average interest-bearing liabilities (g)	139,779	134,590	129,280	126,390	119,773

	Net interest margin (b) / (f)	2.97%	3.09%	3.28%	3.33%	3.21%
	Net interest margin (FTE) (c) / (f)	2.98%	3.10%	3.29%	3.35%	3.22%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.13%	2.32%	2.62%	2.84%	2.91%

	Income before income taxes	$846	$775	$718	$914	$845
	Add: Taxable equivalent adjustment	7	6	5	5	4
	Income before income taxes (FTE)	853	781	723	919	849

	Net income available to common shareholders	623	562	535	699	631
	Add: Intangible amortization, net of tax	8	8	9	10	10
	Tangible net income available to common shareholders (h)	631	570	544	709	641
	Tangible net income available to common shareholders (annualized) (i)	2,503	2,286	2,206	2,813	2,543

	Average Bancorp shareholders’ equity	17,305	18,344	17,977	16,857	18,864
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,919)	(4,919)	(4,915)	(4,925)	(4,926)
	Average intangible assets	(141)	(152)	(163)	(176)	(188)
	Average tangible common equity, including AOCI (j)	10,129	11,157	10,783	9,640	11,634
Less:	Average AOCI	5,835	4,480	4,442	5,386	3,037
	Average tangible common equity, excluding AOCI (k)	15,964	15,637	15,225	15,026	14,671

	Total Bancorp shareholders’ equity	16,544	17,809	18,364	17,327	16,736
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,919)	(4,919)	(4,915)	(4,915)	(4,925)
	Intangible assets	(136)	(146)	(157)	(169)	(181)
	Tangible common equity, including AOCI (l)	9,373	10,628	11,176	10,127	9,514
Less:	AOCI	6,839	5,166	4,245	5,110	5,306
	Tangible common equity, excluding AOCI (m)	16,212	15,794	15,421	15,237	14,820
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	18,328	17,910	17,537	17,353	16,936

	Total assets	212,967	207,276	208,657	207,452	205,463
Less:	Goodwill	(4,919)	(4,919)	(4,915)	(4,915)	(4,925)
	Intangible assets	(136)	(146)	(157)	(169)	(181)
	Tangible assets, including AOCI (o)	207,912	202,211	203,585	202,368	200,357
Less:	AOCI, before tax	8,657	6,539	5,373	6,468	6,716
	Tangible assets, excluding AOCI (p)	$216,569	$208,750	$208,958	$208,836	$207,073

	Common shares outstanding (q)	681	681	681	683	686

	Tangible equity (n) / (p)	8.46%	8.58%	8.39%	8.31%	8.18%
	Tangible common equity (excluding AOCI) (m) / (p)	7.49%	7.57%	7.38%	7.30%	7.16%
	Tangible common equity (including AOCI) (l) / (o)	4.51%	5.26%	5.49%	5.00%	4.75%
	Tangible book value per share (including AOCI) (l) / (q)	$13.76	$15.61	$16.41	$14.83	$13.87
	Tangible book value per share (excluding AOCI) (m) / (q)	$23.81	$23.19	$22.64	$22.31	$21.60

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	September	June	September
	2023	2023	2022
Net income (r)	$660	$601	$653
Net income (annualized) (s)	2,618	2,411	2,591

Adjustments (pre-tax items)
Valuation of Visa total return swap	10	30	17
Restructuring severance expense	—	12	—
Adjustments, after-tax (t)(a)	8	32	13

Noninterest income (u)	715	726	672
Valuation of Visa total return swap	10	30	17
Adjusted noninterest income (v)	725	756	689

Noninterest expense (w)	1,188	1,231	1,167
Restructuring severance expense	—	(12)	—
Adjusted noninterest expense (x)	1,188	1,219	1,167

Adjusted net income (r) + (t)	668	633	666
Adjusted net income (annualized) (y)	2,650	2,539	2,642

Adjusted tangible net income available to common shareholders (h) + (t)	639	602	654
Adjusted tangible net income available to common shareholders (annualized) (z)	2,535	2,415	2,595

Average assets (aa)	$208,385	$206,079	$206,688

Return on average tangible common equity (i) / (j)	24.7%	20.5%	21.9%
Return on average tangible common equity excluding AOCI (i) / (k)	15.7%	14.6%	17.3%
Adjusted return on average tangible common equity, including AOCI (z) / (j)	25.0%	21.6%	22.3%
Adjusted return on average tangible common equity, excluding AOCI (z) / (k)	15.9%	15.4%	17.7%

Return on average assets (s) / (aa)	1.26%	1.17%	1.25%
Adjusted return on average assets (y) / (aa)	1.27%	1.23%	1.28%
Efficiency ratio (FTE) (w) / [(a) + (u)]	55.0%	56.2%	53.7%
Adjusted efficiency ratio (x) / [(a) + (v)]	54.7%	54.9%	53.3%
Total revenue (FTE) (a) + (u)	$2,160	$2,189	$2,174
Adjusted total revenue (FTE) (a) + (v)	$2,170	$2,219	$2,191
Pre-provision net revenue (PPNR) (a) + (u) - (w)	$972	$958	$1,007
Adjusted pre-provision net revenue (PPNR) (a) + (v) - (x)	$982	$1,000	$1,024
Totals may not foot due to rounding; (a) Assumes a 23% tax rate

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)

For the three months ended September 30, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$1,012	$1,390	$98	$(1,055)	$1,445
Provision for credit losses	—	(105)	(1)	(13)	(119)
Net interest income after provision for credit losses	1,012	1,285	97	(1,068)	1,326
Noninterest income	353	274	139	(51)	715
Noninterest expense	(478)	(624)	(135)	49	(1,188)
Income (loss) before income taxes	887	935	101	(1,070)	853
Applicable income tax (expense) benefit(a)	(169)	(196)	(22)	194	(193)
Net income (loss)	$718	$739	$79	$(876)	$660

For the three months ended June 30, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$1,025	$1,370	$95	$(1,027)	$1,463
(Provision for) benefit from credit losses	9	(65)	—	(121)	(177)
Net interest income after (provision for) benefit from credit losses	1,034	1,305	95	(1,148)	1,286
Noninterest income	336	271	137	(18)	726
Noninterest expense	(486)	(632)	(139)	26	(1,231)
Income (loss) before income taxes	884	944	93	(1,140)	781
Applicable income tax (expense) benefit(a)	(173)	(198)	(20)	211	(180)
Net income (loss)	$711	$746	$73	$(929)	$601

For the three months ended March 31, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$980	$1,257	$101	$(816)	$1,522
Provision for credit losses	(46)	(51)	—	(67)	(164)
Net interest income after provision for credit losses	934	1,206	101	(883)	1,358
Noninterest income	336	273	138	(51)	696
Noninterest expense	(551)	(645)	(146)	11	(1,331)
Income (loss) before income taxes	719	834	93	(923)	723
Applicable income tax (expense) benefit(a)	(139)	(175)	(19)	168	(165)
Net income (loss)	$580	$659	$74	$(755)	$558

For the three months ended December 31, 2022	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$876	$1,151	$94	$(539)	$1,582
(Provision for) benefit from credit losses	11	(46)	—	(145)	(180)
Net interest income after (provision for) benefit from credit losses	887	1,105	94	(684)	1,402
Noninterest income	349	268	133	(15)	735
Noninterest expense	(464)	(602)	(134)	(18)	(1,218)
Income (loss) before income taxes	772	771	93	(717)	919
Applicable income tax (expense) benefit(a)	(150)	(162)	(19)	149	(182)
Net income (loss)	$622	$609	$74	$(568)	$737

For the three months ended September 30, 2022	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$596	$833	$79	$(6)	$1,502
(Provision for) benefit from credit losses	2	(34)	—	(126)	(158)
Net interest income after (provision for) benefit from credit losses	598	799	79	(132)	1,344
Noninterest income	298	286	134	(46)	672
Noninterest expense	(440)	(608)	(142)	23	(1,167)
Income (loss) before income taxes	456	477	71	(155)	849
Applicable income tax (expense) benefit(a)	(87)	(100)	(15)	6	(196)
Net income (loss)	$369	$377	$56	$(149)	$653
(a) Includes taxable equivalent adjustments of $7 million for the three months ended September 30, 2023, $6 million for the three months ended June 30, 2023, $5 million for the three months ended March 31, 2023 and December 31, 2022 and $4 million for the three months ended September 30, 2022.